Exhibit 99.1

For Immediate Release For Further Information Contact: Roy A. Fletcher, Investor Relations Crusader Energy Group Inc. (405) 241-1847
CRUSADER ENERGY RECEIVES NOTIFICATION OF DELISTING FROM NYSE AMEX LLC
OKLAHOMA CITY, OKLAHOMA, April 3, 2009: Crusader Energy Group Inc. (AMEX:KRU) today announced that on April 1, 2009, the Company received notice from NYSE Amex LLC, formerly known as the American Stock Exchange (the “Exchange”), that the Exchange intends to strike the Company’s common stock from listing on the Exchange. The Exchange notice states that the Company is not in compliance with Section 1003(a)(iv), Section 134 and Section 1101 of the Exchange’s Company Guide (the “Company Guide”).
As previously announced, on March 30, 2009, the Company and all of its wholly-owned subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division. The Exchange’s notice states that, as a result of the Company’s Chapter 11 filing, the Exchange has determined that the Company is financially impaired and, therefore, not in compliance with Section 1003(a)(iv).
The Exchange’s notice also states that the Company is not in compliance with Section 134 and Section 1101 of the Company Guide as a result of not timely filing its Form 10-K for the year ended December 31, 2008. The Company did not timely file its Form 10-K for the year-ended December 31, 2008, due to the Company’s staffing and financial limitations, the time demands of the Company’s staff in assisting the Company’s board of directors in evaluating and assessing financial and strategic alternatives for the Company and the resulting lack of human resources to timely complete the Company’s 2008 financial statements.
Furthermore, the Exchange’s notice also notes that, as a result of its Chapter 11 filing, the Company has become subject to Section 1003(c)(3) of the Company Guide, which states that the Exchange will normally consider suspending dealings in, or removing from the list, securities of an issuer whenever advice has been received, deemed by the Exchange to be authoritative, that the security is potentially without value. The Company does not intend to appeal the delisting.
The Exchange halted trading in the Company’s common stock prior to the opening of the market on March 30, 2009. The Company does not anticipate that the trading of the Company’s common stock will recommence on the Exchange prior to the Exchange’s delisting of the common stock.
ABOUT CRUSADER ENERGY
Oklahoma City-based Crusader Energy Group Inc. is an oil and gas company with assets focused in various producing domestic basins. The Company has a primary focus on the development of unconventional resource plays which includes the application of horizontal drilling and cutting edge completion technology aimed at developing shale and tight sand reservoirs. The Crusader assets are located in various domestic basins, the majority of which are in the Anadarko Basin and Central Uplift, Ft. Worth Basin Barnett Shale, Delaware Basin, Val Verde Basin, and the Bakken Shale of the Williston Basin.
For other information regarding Crusader, please visit the Company’s Internet Web site at http://www.crusaderenergy.com. In addition to SEC filings and press releases, the Company posts materials of general interest to investors including any current investor meeting information or Crusader conference or analyst presentations.
FORWARD-LOOKING STATEMENT DISCLOSURE
This press release contains “forward-looking statements” within the meaning of the Federal securities laws and regulations. Forward-looking statements are estimates and predictions by management about the future outcome of events and conditions that could affect Crusader’s business, financial condition and results of operations. We use words such as, “will,” “should,” “could,” “plans,” “expects,” “likely,” “anticipates,” “intends,” “believes,” “estimates,” “may,” and other words of similar expression to indicate forward-looking statements. There is no assurance that predictions contained in our forward-looking statements will occur or be achieved as predicted. Any number of factors could cause actual results to differ materially from those referred to in a forward-looking statement. Further information on risks and uncertainties affecting our business is described under Risk Factors and are available in our reports filed with the SEC which are incorporated by this reference as though fully set forth herein. We undertake no obligation to publicly update or revise any forward-looking statement.